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                                                                   Exhibit D-3.2

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                       PROPOSED STIPULATION AND SETTLEMENT

                        MERGER CONDITIONS/REGULATORY PLAN

1. SWEPCO shall function under a base rate ceiling set at the level of current rates for a period of 5 years after the merger closes. This base rate ceiling is not applicable solely under the following conditions:

         a. Changes in statutory federal income tax provisions that result in more than a $16,000,000 net impact on the earnings (income) of SWEPCO;

         b. A catastrophic "act of God" that has an extreme and long-term impact on the earnings and operations of SWEPCO-La.;

         c. An increase in the Consumer Price Index - Urban of 10% or more for 2 consecutive years;

         d. Applicants may file a request with the Commission for changes to the base rates of SWEPCO-La. upon the mandated restructuring or unbundling of electric utility services;

         e. This condition does not preclude the implementation of a surcharge authorized by statute, Commission decision or as a result of any remand to the Commission from a court proceeding.

         f. If the purchased power costs incurred by SWEPCO-La. to serve its native load customers during or after the 2001 summer cooling season would, absent this ceiling, cause SWEPCO-La. to seek an increase in its base rates, then the Company may seek relief from this rate ceiling. The Commission's analysis of such a request shall include consideration of all offsets to the requested rate increase, whether such offsets are in the form of lower revenue requirements or cost of capital needs, and these offsets may be used to reduce the need for rate relief.

2. SWEPCO shall implement a nonfuel savings sharing mechanism (SSM) that assures ratepayers will receive timely rate reduction benefits from merger-related cost reductions. See attached, Exhibit A.

3. In connection with the operation of the SSM, SWEPCO shall submit to and pay for an audit by the Commission which shall include an examination of affiliate transactions.
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         The cost of the audit shall be reflected in SWEPCO'S cost of service in the appropriate test year. The audit shall be conducted no less than 6 months and no more than 18 months after the merger is consummated.

4. The Applicants shall be allowed to defer merger costs associated with transaction costs and other costs to achieve net of associated savings prior to the operation of the SSM. Ratemaking recovery of the deferred costs will not be allowed other than through SWEPCO's retained savings computed through the SSM.

5. SWEPCO shall flow through all Louisiana jurisdictional fuel savings from the combined operation of the AEP/CSW systems.

6. SWEPCO ratepayers shall be held harmless from any increases in fuel costs that result from the merger for a period of 10 years. To ensure that fuel and purchase power costs shall not increase as a result of the merger, the Applicants commit that the current CSW System Operating Agreement shall be continued by the Applicants, subject to the right to seek FERC-approved modification and subject to the provisions of paragraph 12 of the Affiliate Transaction Conditions. The West Zone
         (CSW) shall be economically dispatched, and the Applicant's proposed System Integration Agreement shall operate to allow for economic exchanges between the East and West Zones to lower fuel and purchased power costs for the West Zone. Applicants agree that they will not dispatch their system in a manner that will cause increased fuel costs to SWEPCO retail ratepayers as a result of the merger.

                  This provision shall function in connection with the hold harmless provision related to any mitigation sale as described in Paragraph 9 of the Merger Conditions/Regulatory Plan of this Stipulation and Settlement. If AEP changes its
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         System Integration Agreement, the notice provisions contained in
         Paragraph 12 of the Affiliate Transaction Conditions of this Stipulation and Settlement shall apply.

                  To allow the Commission to monitor the fuel costs of SWEPCO-La. to ensure that ratepayers do not pay Merger fuel costs as a result of the merger and/or any mitigation, measures undertaken by the Applicants, the Applicants assume that for a period of 10 years following consummation of the merger, SWEPCO shall file yearly fuel and purchase power cost reports with the Commission. These reports shall provide the following information:

         a. Calendar year fuel and purchase power cost for SWEPCO and SWEPCO-La.

         b. A detailed explanation (including detailed workpapers) of how the annual fuel and purchase power costs were derived.

         c. A detailed explanation with supporting calculations showing how the Applicants incorporated the two hold-harmless merger conditions relating to any mitigation sale. The hold-harmless conditions include (1) the effect of any call-back provision; and (2) the effect on fuel and purchased power costs from any change in system dispatch from the operation of the mitigation sale.

         d. The annual savings attributable to power interchanges with the East Zone, including detailed workpapers supporting the savings calculation. If fuel and purchase power costs increased due to power interchanges with the East Zone, this calculation shall be shown along with detailed supporting workpapers.

         e. A sworn statement, consistent with current Commission requirements, with a supporting explanation, by a qualified representative of AEP stating that the fuel and purchase power costs of SWEPCO-La. did not increase as a result of the merger during the calendar year being reported.

7. SWEPCO shall continue to flow through the Louisiana jurisdictional portion of off-system sales margins to ratepayers in accordance with the following terms and conditions:

         a. 100% of Louisiana-jurisdictional off-system sales margins up to $874,000 shall be credited to customers. 85% of off-system sales margins between $874,000 and $1,314,000 shall be flowed through to customers, with the remaining 15% to be retained by shareholders. The off-system sales margins of SWEPCO-La. above
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                  $1,314,000 shall be shared equally between ratepayers and
                  shareholders. These dollar figures shall apply on a calendar-year basis and shall include margins associated with mitigation sales.

         b. All off-system sales margins to be credited to the ratepayers of SWEPCO-LA. under this subsection shall be made in the form of credits to the fuel adjustment clause of SWEPCO-La.

         c. AEP shall report annually to the Commission the capital and operating costs allocable or assigned (directly or indirectly) to SWEPCO-La. of the AEP energy trading organization or operations, based upon the most recent composite allocation factor calculated. This report shall include, without limitation, the total AEP operating and capital costs for the energy trading organization and operations, allocation factors, and all supporting documentation and workpapers. To the extent that the Applicants deem any of this information to be confidential and/or proprietary, they shall so mark the information and those documents shall be treated as such in accordance with the Commission's General Orders, and Rules of Practice and Procedure. The Commission reserves the right to disallow for ratemaking purposes the costs associated with AEP's energy trading function, if the Commission finds these costs excessive in relation to the benefit received by ratepayers.

8. The Applicants commit and agree that the cost of capital as reflected in SWEPCO's rates shall not be adversely affected as a result of AEP's acquisition of CSW. The Applicants also agree that subsequent to the completion of the merger, the cost of capital for SWEPCO should be set commensurate with the risk of SWEPCO and should not be affected by the merger. Applicants agree that they will not oppose, in either a regulatory proceeding or an appeal of a decision by the LPSC, the application of the principle that the determination of the cost of capital can be based on the risk attendant to the regulated operations of SWEPCO.

9. SWEPCO's Louisiana ratepayers shall be held harmless from any net cost increases resulting from the Applicants mitigation plan (as approved or ordered by the FERC) as measured on a calendar year basis.
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10.      SWEPCO and AEP shall commit to maintain and improving service quality in the Louisiana jurisdiction in accordance with the Commission's April 30, 1998 General Order In re: Ensuring Reliable Electric Service Quality and as required by the Commission in the Service Quality Improvement Program resulting from the Commission's previously established investigation into SWEPCO's service quality.

11. SWEPCO and the merged company commit and agree that any stranded cost that SWEPCO may seek to recover will be on a stand-alone basis, and will be limited to ownership and contractual interests of SWEPCO in its respective assets and obligations. The Applicants and merged company agree not to seek or recover any stranded costs associated with the existing AEP system from Louisiana customers. The Commission will not propose the allocation of any stranded costs associated with the CSW system to customers of the existing AEP operating companies.

12. Applicants agree not to assert in proceedings before the LPSC or in appeals of LPSC orders, that the authority of the SEC, as interpreted in Ohio Power Co. v. FERC, 954 F.2d 779 (D.C. Cir. 1992) cert. denied, 498 U.S. 73 (1992) impairs the ability, of the LPSC to examine and determine the prudence, reasonableness and necessity of non-power affiliate transaction costs of SWEPCO. The parties agree that this Agreement does not include a waiver of any arguments that Applicants may have with respect to the reasonableness of SEC approved cost allocations, as opposed to the reasonableness of the costs themselves.

13. Commission merger approval shall be final, unless the Commission rules, within 45 days of the receipt by the Commission of an order of the FERC approving the merger, that Commission approval of the merger is rescinded, modified or will be reconsidered. If the Commission does not have a B&E meeting within 45 days of receipt of the FERC order
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                                                                   EXHIBIT REM-1
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         approving the merger, then the 45 day time period will begin to run on the day following the first B&E meeting after the Commission receives the FERC's merger order. The applicable time periods for seeking rehearing and/or review of the Commission Order will begin to run upon the earlier of the expiration of the 45 day time period or the issuance of a final Commission order.

14. The Applicants and the merged company commit and agree that upon issuance of final and non-appealable order from the FERC, SEC, or any state or federal commission addressing the merger, through stipulation or otherwise, providing any benefits to ratepayers of any jurisdiction or imposing any conditions on Applicants or the merged Company that would benefit the ratepayers of any jurisdiction, such net benefits and conditions will be extended to Louisiana retail customers to the extent necessary to achieve equivalent net benefits and conditions to Louisiana retail customers, provided the proposed merger is ultimately consummated.

                        AFFILIATE TRANSACTION CONDITIONS

 CONFIDENTIAL DATA:        WHEN THE FOLLOWING OBLIGATIONS REQUIRE THE COMPANY TO
                           PRODUCE COMPETITIVELY SENSITIVE INFORMATION, UPON
                           REQUEST OF THE COMPANY, THAT INFORMATION SHALL BE
                           MAINTAINED AS CONFIDENTIAL IN ACCORDANCE WITH THE
                           COMMISSION'S RULES OF PRACTICE AND PROCEDURE AND
                           APPLICABLE GENERAL ORDERS.

1. CSW's domestic electric companies, including SWEPCO, will be core businesses for AEP. The Applicants commit, as part of their obligation to serve, to continue to meet the needs of SWEPCO's domestic regulated customers, including, capital requirements as long as SWEPCO is provided an opportunity to earn a fair return on its regulated investment in assets to provide service to customers, in accordance with regulatory precedent and applicable law.
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2.       AEP and SWEPCO will provide the Louisiana Commission access to their books and records, and to any records of their subsidiaries and affiliates that reasonably relate to regulatory concerns and that affect SWFPCO's cost of service and/or revenue requirement.

3. AEP will cooperate with audits ordered by the Louisiana Commission of affiliate transactions between SWEPCO and other AEP affiliates, including timely access to books and records and to persons knowledgeable regarding affiliate transactions, and will authorize and utilize its best efforts to obtain cooperation from its external auditor to make available the audit workpapers covering areas that affect the costs and pricing of affiliate transactions.

4.       a.       Assets with a net book value in excess of $1 million per
                  transaction, purchased by or transferred to the regulated electric utility (SWEPCO) from an unregulated affiliate either directly or indirectly (through another affiliate), must be valued for purposes of the Louisiana retail rate base (but not necessarily for book accounting purposes) at the lesser of the cost to the originating entity and the affiliated group (CSW or AEP) or the fair market value, unless otherwise authorized by applicable Commission rules, Orders or other Commission requirements.

         b. Assets with a net book value in excess of $1 million per transaction, sold by or transferred from the regulated electric utility (SWEPCO) to an unregulated affiliate either directly or indirectly (through another affiliate), with the exception of accounts receivable sold by SWEPCO to CSW Credit, must be valued for purposes of the Louisiana retail rate base (but not necessarily for book accounting purposes) at the greater of the cost to SWEPCO or the fair market value, unless
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                  otherwise authorized by applicable Commission rules, Orders or other Commission requirements.

5. The Company shall comply with all requirements contained in the Commission's March, 1994 General Order (and any superseding General Order) regarding mergers, acquisitions and transfers of ownership and control regarding regulated utilities and their assets.

6. The Company shall notify the Commission in writing at least 90 days in advance of a proposed purchase, sale or transfer of assets with a net book value in excess of $1 million if such proposed purchase, sale or transfer is expected at least 90 days before the anticipated effective date of the transaction. With the notice, the Company shall provide such information as may be necessary to enable the Commission Staff to review the proposed transaction, including, without limitation, the identity of the asset to be transferred, the proposed transferor and transferee, the value at which the asset will be transferred, the net book value of the asset, and the anticipated effect on Louisiana retail customers. When such a transaction requires approval of a federal agency under no circumstances shall such notification be less than 60 days in advance or such longer advance period as the applicable federal agency may from time to time prescribe. If not provided with the initial notice, the Company will provide the Commission with a copy of its federal filing at the same time it is submitted to the federal agency.

7. Consistent with applicable Commission and legal precedents and Commission General Orders, the Company shall have the burden of proof in any subsequent ratemaking, proceeding to demonstrate that such purchase, sale or transfer of assets satisfies the requirements of applicable Commission and legal precedent and Commission General Orders, and will not harm retail ratepayers.
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8.       The Commission reserves the right, in accordance with Commission and legal precedents and Commission General Orders, to determine the ratemaking treatment of any gains or losses from the sale or transfer of assets to affiliates.

9. For goods and services, including lease costs, sold by SWEPCO to unregulated affiliates either directly or indirectly (through another affiliate), SWEPCO agrees that it will reflect the higher of cost or fair market value in operating income (or as an offset to operating expenses) for ratemaking purposes, unless otherwise authorized by applicable Commission rules, Orders or other Commission requirements (e.g., Commission-approved tariffed rates).

10. With the exception of transactions between SWEPCO and CSW Credit, Inc. and AEPSC, for goods and services, including lease costs, purchased by SWEPCO from unregulated affiliates either directly or indirectly (through another affiliate), SWEPCO agrees that it will reflect the lower of cost or fair market value in operating expenses for ratemaking purposes, unless otherwise authorized by applicable Commission rules, Orders or other Commission requirements.

11. For ratemaking and regulatory reporting purposes, SWEPCO shall reflect the costs assigned or allocated from affiliate service companies on the same basis as if SWEPCO had incurred the costs directly. This condition shall not apply to book accounting for affiliate transactions.

12. The Company shall submit in writing to the Commission any changes it proposes to the System Agreement, the System Integration Agreement and any other affiliate cost allocation agreements or methodologies that affect the allocation or assignment of costs to SWEPCO. The written submission to the Commission shall include a description of
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         the changes, the reasons for such changes, and an estimate of the impact, on an annual basis, of such changes on SWEPCO's regulated costs. To the extent any such changes are filed with the SEC or FERC, the Company agrees to utilize its best efforts to notify the Commission at least 30 days prior to those filings, and at least 90 days prior to the proposed effective date of those changes or as early as reasonably practicable, to allow the Commission a timely opportunity to respond to such filings. If the documents to be filed with the SEC or the FERC are not finalized 30 days prior to the filing, the information required above may be provided by letter to the Commission with a copy of the SEC or FERC filing to be provided as soon as it is prepared. The filing by the Company of this information with the Commission shall not constitute acceptance of the proposed changes, the allocation or assignment methodologies, or the quantifications for ratemaking purposes.

13. SWEPCO or AEPSC on behalf of SWEPCO may not make any non-emergency procurement in excess of $1 million per transaction from an unregulated affiliate other than from AEPSC except through a competitive bidding process or as otherwise authorized by this Commission. Transactions involving the Company and CSW Credit, Inc. (or its successor) for the financing of accounts receivables are exempt from this condition. Records of all such affiliate transactions must be maintained until the Company's next comprehensive retail rate review. In addition, at the time of the next comprehensive rate review, all such affiliate transactions that were not competitively bid shall be separately identified for the Commission by the Company. This identification shall include all transactions between the Company and AEPSC in which AEPSC acquired the goods or services from another unregulated affiliate.
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                                                                   EXHIBIT REM-1
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14.      If an unregulated business markets a product or service that was developed by SWEPCO or paid for by SWEPCO directly or through an affiliate, and the product or service is actually used by SWEPCO, all profits on the sale of such product or service (based on Louisiana retail jurisdiction) shall be split evenly between SWEPCO, which was responsible for or shared the cost of developing the product, and the unregulated business responsible for marketing the product or service to third parties, after deducting all incremental costs associated with making such product or service available for sale, including the direct cost of marketing such product or service. However, in the event that such a product or service developed by SWEPCO to be used in its utility business is not actually so used, and subsequently is marketed by the unregulated business to third parties, SWEPCO shall be entitled to recover all of its costs to develop such product or service before any such net profits derived from its marketing shall be so divided. If SWEPCO jointly develops such product or service and shares the development with other entities, then the profits to be so divided shall be SWEPCO's pro rata share of such net profits based on SWEPCO's contribution to the development costs.

15. Subject to the provisions of Paragraph 6 of the Merger Conditions (fuel hold harmless), SWEPCO shall continue to purchase, treat, and allocate its fuel costs consistently with the Commission General Order dated November 6, 1997, In re: Development of Standards Governing the Treatment and Allocation of Fuel Costs by Electric Utility Companies, including any future amendments to this Order.

16. In the event of the implementation of electric generation open access for Commission-jurisdictional electric utilities, any miles, regulations or orders of general applicability adopted by the Commission regarding generation assets in an open access environment
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         will apply to the company and, to the extent inconsistent with provisions of this Order, will govern. No later than six months prior to the mandated open access date, the company shall file with the Commission any proposed modifications to this Order to address any such inconsistencies.

17. If retail access for SWEPCO-La. is mandated by the Commission, or through action by the Federal Energy Regulatory Commission or federal legislation, then SWEPCO-La. shall have the right to petition the Commission for modifications to the terms of this settlement, including the affiliate transaction conditions, that are made necessary by the mandating of retail access and its likely impact on the retail rates at SWEPCO-La. Any such petition must establish the necessity of the proposed modifications and provide appropriate protections to ensure that the benefits of this merger are presented for SWEPCO-La. regulated customers, including merger savings and the hold harmless provisions set forth herein. The Commission will act upon the petition in accordance with its normal rules and procedures. This paragraph is not intended to limit SWEPCO's right to petition the Commission in the event that electric utility unbundling or retail access is ordered by a state commission regulating SWEPCO's retail rates, provided that SWEPCO must comply with the requirements set forth above in any such petition.
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                                                                   EXHIBIT REM-1
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                         SAVINGS SHARING MECHANISM (SSM)

The savings in nonfuel operation and maintenance (O&M) expense resulting from the merger between CSW and AEP will be quantified in accordance with a formula based methodology, the SSM, and shared equally between customers and shareholders. The Louisiana retail jurisdictional share of nonfuel O&M savings quantified in accordance with the SSM will be flowed through to customers through an annual surcredit effective initially and for the period beginning on the first day of the fifteenth month after the consummation of the merger. The nonfuel savings quantification through the SSM and the surcredit will be updated for current information on each twelve month anniversary for a total of eight filings. The surcredit in effect after the eighth filing will remain in effect unless and until the Commission issues an order in a base rate proceeding. The annual surcredit will be computed and applied as a uniform percentage of base revenues.

After the base rate cap expires, the Company will be allowed to file a claim for a base rate revenue deficiency as an offset to the SSM savings surcredit, which will be subject to an expedited six month review by the Commission. However, the surcredit may only be reduced prospectively after the Commission determines and approves a revenue requirement offset. After the Company's base rate cap expires, but only through the effective dates of the Company's last required SSM filing, or in a base rate proceeding initiated by this Commission after the effective date of the merger, the Company may include its retained savings, computed pursuant to the SSM, as a cost of service expense in its revenue requirement filed in conjunction with a comprehensive base rate proceeding. The Company may not include its retained share of savings, computed pursuant to the SSM, as a cost of service item in any revenue requirement filing to offset the SSM. In any base revenue requirement filing through the effective date of the Company's last required SSM filing, the Company will exclude the test year amount of the SSM surcredit from its per books and pro forma revenues.

I.       MERGER COSTS TO ACHIEVE, TRANSACTION COSTS, AND CHANGE IN CONTROL
         PAYMENTS.

         The Company is authorized to defer its merger costs to achieve, transaction costs, and change in control payments as these terms have been defined in the testimony of the
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         Applicants' witnesses in this proceeding. The Commission will allow the
         Company to retain its share of the SSM savings in order to amortize its deferred costs.

         During the first fourteen months following the consummation of the merger, the Company will retain 100% of the merger savings and may utilize these savings to reduce the deferrals of its merger costs. Commencing in the fifteenth months following the consummation of the merger, the Company will retain 50% of the merger savings, computed pursuant to the SSM, and may utilize these savings or any portion of these savings to reduce the deferrals of its merger costs.

II.      SAVINGS SHARING MECHANISM FORMULA.

         The SSM surcredit and the Company's retained share of merger savings will be computed in accordance with the SSM formula. The SSM formula compares the Company's future year normalized O&M expense (FYNE) to the 1998 base year normalized O&M expense (BYNE) escalated for inflation and reduced for productivity improvements. The 1998 base year normalized O&M expense, prior to the inflation and productivity adjustments, is based upon the actual pre-merger level of the Company's nonfuel O&M expense adjusted to reflect certain ratemaking adjustments., to remove operating lease costs, and to remove certain nonrecurring expenses (specifically identifiable and in excess of $1 million during the twelve-month period), including all merger costs. The derivation of the 1998 base year normalized O&M expense is detailed on Attachment A.

         For each year subsequent to 1998, the base year normalized O&M will be escalated by an inflation factor reflecting the annual increase in the Consumer Price Index - Urban (CPI-U) less a 1.1% annual productivity adjustment. For each subsequent year, the CYCPI-U will be for the month representing the midpoint of the twelve month future year period as published on the Consumer Price Indexes home page (http://stats.bls.gov/cpihome.htm).

         The future year normalized O&M expense will be based upon the actual post merger level of the Company's nonfuel O&M expenses adjusted to reflect certain ratemaking adjustments, to remove operating lease costs, and to remove certain nonrecurring expenses (specifically identifiable and in excess of $1 million during the twelve-month
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         period), including all merger related costs and amortizations, in a manner similar to that of the base year normalized O&M. The formula for the future year normalized O&M is detailed on Attachment B.

         Merger savings will be computed as the difference between the future year normalized O&M and the base year normalized O&M, adjusted for inflation and productivity improvements as previously described. The mercer savings then will be allocated to the Louisiana retail jurisdiction (LJA).

         The merger savings for the Louisiana retail jurisdiction under the SSM will be computed in accordance with the following formula, consistent with the preceding description.

                  Merger Savings = (FYNE - BYNE) * LJA

                  where:

                  FYNE = Future Year Normalized O&M, Computed According to Attachment B

                  BYNE = Base Year Normalized O&M, Computed According to Attachment A, escalated for inflation and reduced for productivity improvement in accordance with the following formula:

                  BYNE = 1998 BYNE O&M * (CYCPI-U/BYCPI-U) - ((1 +.011) to the power of (n - 1)

                  where:

                  CYCPI-U = Current Year CPI-U (as of the month representing the mid-point of 12-month future year period)

                  BYCPI-U = 1998 Base Year CPI-U (as of June 1998)

                  n = number of years (stated as a decimal to reflect partial years) computed as mid-point of current year less the mid-point of 1998.

                  LJA Louisiana retail jurisdiction allocation percentage based upon the most recent calendar year cost of service

         Savings computed pursuant to the SSM formula beginning with the fifteenth month after the effective date of the merger will be allocated 50% to customers through the SSM surcredit mechanism and retained 50% by the Company.

         Attachment C provides an example of the calculation of the SSM and the allocation of savings to customers through the surcredit and the savings retained by the Company.
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III.     TIMING OF SSM STIRCREDIT REDUCTIONS TO CUSTOMERS AND COMMISSION REVIEW.

         The first twelve month (year) period for the computation of SSM savings will begin on the first day of the first calendar month after the consummation of the merger. Subsequent periods for the computation of SSM savings will follow the same twelve month cycle as the first period. SWEPCO will make the first SSM filing within the Merger Docket U-23327 and pursuant to the Merger Order in Docket U-23327 within 60 days after the completion of the first twelve month period (within fourteen months of the consummation of the merger). The first surcredit rate reductions will commence on the first day of the fifteenth month following the consummation of the merger, subject to the Commission's subsequent review and approval. Likewise, the subsequent surcredit rate reductions will commence on the twelve month anniversaries of the first surcredit rate reductions, subject to the Commission's subsequent review and approval. To implement the surcredit rate reductions, the Company's annual filings will include a tariff that will go into effect with no further action by the Commission, subject to the Commission's subsequent review and approval. Copies of the SSM filings will be provided to the Commission's consultants and Special Counsel for review, analysis and recommendations to the Commission. In the event that the Commission ultimately determines that a larger surcredit rate reduction than the one filed by the Company is required, that additional reduction shall be effective as of the date the original filing became effective. The Company shall make such additional refunds or credit customer bills to reflect this effective date.

         In conjunction with the second SSM filing, but within 120 days of the end of the second SSM period, the Company also will file detailed financial information typically utilized in a revenue requirement filing, including a jurisdictional cost of service study. The filings of this detailed financial information also will be within the Merger Docket U-23327 and pursuant to the Merger Order in Docket U-23327. The detailed financial information will be for the most recent twelve months ending concurrent with the second SSM savings period. The detailed financial information will be provided in the format specified in Attachment D. However, the Company and other parties agree that the schedules filed pursuant to this provision will not be determinative for ratemaking

                                                                   EXHIBIT REM-1
                                                                         Page 17


         purposes. Copies of the detailed financial information will be provided to the Commission's consultants and Special Counsel for review, analysis and recommendations to the Commission. The Company agrees to cooperate with the Commission's consultants and Special Counsel and to provide timely, accurate and comprehensive responses to discovery.

                                                                   EXHIBIT REM-1
                                                                         Page 18

                                                                    Attachment A

                           BASE YEAR NORMALIZED (BYNE)

                        OPERATION AND MAINTENANCE EXPENSE
                        SWEPCO SAVINGS SHARING MECHANISM
                                      (000)

                                                                                                Twelve Months
                                                                                                    Ended
                                                                                              December 31, 1998
                                                                                              -----------------
I.    Total Actual 1998 Non-Fuel O&M Expense                                                        $191,833
         (Excluding Account Nos. 501, 518, 536, 547 and 555)
II.      Less:

         A.       Transmission Fees (Account 565)                                                     (7,292)
         B.       Merger Costs(Costs to Achieve, Transaction Costs, Separation Payments)
         C.       Costs of Early Retirement or Other Cost Reductions                                       0
         D.       Operating Lease Expense*                                                                 0
                                                                                                      (1,770)

III.     Other: Add/(Subtract)

         A.       SFAS 106 Expense in Excess of Cash Pay-As-You-Go                                      (194)
         B.       Other Non-Recurring Adjustments                                                    (13,870)
                                                                                                     --------

IV.      Total Base Year Normalized                                                                 $168,707
                                                                                                    ========



--------------------------------
*FERC Accounts 507, 525, 540, 550, 567, 589, and 931.

                                                                   EXHIBIT REM-1
                                                                         Page 19


                                                                    Attachment B

                          FUTURE YEAR NORMALIZED (FYNE)

                        OPERATION AND MAINTENANCE EXPENSE
                        SWEPCO SAVINGS SHARING MECHANISM
                                      (000)


                                                                                                Twelve Months
                                                                                                    Ended
                                                                                                 MM, DD, YY
                                                                                                 ----------

I.    Total Actual 1998 Non-Fuel O&M Expense
         (Excluding Account Nos. 501, 518, 536, 547 and 555)                                            $

II.   Less:

      A.     Transmission Fees (Account 565)

      B.     Merger Costs (Costs to Achieve, Transaction Costs, Separation Payments)
             and Amortizations

      C.     Costs of Early Retirement or Other Cost Reductions
      D.     Operating Lease Expense**

III.     Other: (Add/(Subtract)

      A.     SFAS No. 106 Expense in Excess of Cash Pay-As-You-Go
      B.     Other Non-Recurring Adjustments

IV.   Total Future Year Normalized                                                                     $


-----------------------------

*FERC Accounts 501, 525, 540, 550, 567, 589, and 931.

                                                                   EXHIBIT REM-1
                                                                         Page 20

                                                                    Attachment C

      ILLUSTRATION OF OPERATION OF SWEPCO MERGER SAVINGS SHARING MECHANISM

                                          YEAR 1          YEAR 2          YEAR 3         YEAR 4          YEAR 5          YEAR 6
                                          ------          ------          ------         ------          ------          ------

            DESCRIPTION

Base Year O&M Expenses                  $100,000        $100,000        $100,000       $100,000        $100,000        $100,000
Future Year CPI-U                        103,000         106,090         109,273        112,551         115,927         119,405
Base Year CPI-U                          100,000         100,000         100,000        100,000         100,000         100,000
Future Year CPI-U/Base Year CPI-U          1.030           1.061           1.093          1.126           1.159           1.194
Productivity Factor Offset                -0.011          -0.022          -0.033         -0.045          -0.056          -0.068
SSM Base Year Escalation Factor            1.019           1.039           1.059          1.081           1.103           1.126
Base Year Normalized Expense, Esc &
   Prod Offset                          $101,900        $103,878        $105,938       $108,078        $110,305         $12,621
Future Year Normalized Expenses         $101,000        $102,010        $103,080       $104,060        $105,101        $106,152
Total Company Savings (FYNE-BYNE)         ($900)        ($1,868)        ($2,906)       $(4,017)        ($5,204)        ($6,469)
Louisiana Jurisdictional Factor           40.00%          40.00%          40.00%         40.00%          40.00%          40.00%
Louisiana Jurisdictional Merger
 Savings                                  ($360)          ($747)        ($1,162)       ($1,607)        ($2,082)        ($2,588)
Customers Allocation of Savings @50%      ($180)          ($374)          ($581)         ($803)        ($1,041)        ($1,294)


                                        YEAR 7          YEAR 8
                                        ------          ------


            DESCRIPTION

Base Year O&M Expenses                $100,000         $100,000
Future Year CPI-U                      122,987          126,677
Base Year CPI-U                        100,000          100,000
Future Year CPI-U/Base Year CPI-U        1.230            1.267
Productivity Factor Offset              -0.080           -0.091
SSM Base Year Escalation Factor          1.150            1.175
Base Year Normalized Expense, Esc &
 Prod Offset                          $115,029         $117,531
Future Year Normalized Expenses       $107,214         $108,286
Total Company Savings (FYNE-BYNE)     ($7,815)         ($9,245)
Louisiana Jurisdictional Factor         40.00%          40.00%
Louisiana Jurisdictional Merger
 Savings                              ($3,126)         ($3,698)
Customers Allocation of Savings @50%  ($1,563)         ($1,849)

NOTE: Years in the column headings refers to the twelve month implementation periods commencing on the first day of the fifteenth month following consummation of the merger.

                                                                   EXHIBIT REM-1
                                                                         Page 21

                                                                    Attachment D

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                            RATE BASE/RATE OF RETURN

                    FOR THE TEST YEAR ENDED DECEMBER 31, 1997

                         (1)                      (2)            (3)                             (4)                       (5)
                                                                                                                     Total Company
  Line                                           Schedule    Total Company                                             Pro Forma
   No.             Description                  Reference      Per Books                      Adjustments               Balance
   ---             -----------                  ---------      ---------                      -----------               -------

    1      Plant in service:

    2           Plant in service                  W/P B-2       $ 3,005,002,647              (40,121,808)             2,964,880,839
    3           Construction work in progress     W/P B-2            51,665,071               (8,281,517)                43,383,554
    4           Plant acquisition adjustment      W/P B-2            18,043,976                        0                 18,043,976
    5           Plant held for future use         W/P B-2                80,704                  (80,704)                         0
                                                                ---------------            -------------            ---------------
    6      Gross Plant                                          $ 3,074,792,398            $ (48,484,029)           $ 3,026,308,369


    7           Accumulated depreciation          W/P B-3        (1,225,864,541)              14,267,639             (1,211,596,902)
                                                                ---------------            -------------            ---------------
    8      Net Plant                                            $ 1,848,927,857            $ (34,216,390)           $ 1,814,711,467
    9

   10      Working capital:

   11           Cash working capital              W/P B-9           (90,078,456)                       0                (90,078,456)
   12           Prepayments                       W/P B-6            38,498,880              (23,698,126)                14,800,754
   13           Operating materials and
                supplies                          W/P B-7            27,132,307               (2,840,083)                24,292,225
   14           Fuel inventories                  W/P B-8            26,415,233               30,699,587                 57,114,820
   15      Additions and deductions:
   16           Customer deposits                 W/P B-13          (14,358,583)                       0                (14,358,583)
   17           Deferred credits                  W/P B-11           (4,015,924)               1,939,285                 (2,076,639)
   18           Additional rate base items        W/P B-10           25,523,062               32,374,843                 57,897,905
                                                                                                                                  0
                                                                ---------------              -----------            ---------------
   19      Net total investment                                 $ 1,858,044,376              $ 4,259,116            $ 1,862,303,492

   20           Accumulated deferred income
                taxes                             W/P B-12         (410,575,785)               5,079,396               (405,496,389)
   21           Deferred investment tax
                credit - pre 1971                 W/P B-12             (345,089)                       0                   (345,089)
                                                                ---------------            -------------            ---------------
   22           Rate Base                                       $ 1,447,123,502              $ 9,338,512            $ 1,456,462,014
                                                                ===============              ===========            ===============

   23      Net operating income (current
           prices)                                                  145,540,459              (28,706,042)               116,834,417

   24      Rate of return (current prices)                              10.057%                                              8.022%

                                                                   EXHIBIT REM-1
                                                                         Page 22
                                                                    Attachment D



                       Southwestern Electric Power Company
                             Electric Utility Plant
                   For the Test Year Ending December 31, 1997

                                                                                                       Pro Forma Total
                                                     FERC         Total Company                           Company
  Line                                              Account          Balance                              Balance
   No.          Description                          Number       Dec. 31, 1997      Adjustments       Dec. 31, 1997
  ---           -----------                          ------       -------------      -----------       -------------
   1      Electric Plant in Service                  101,106

   2      Intangible Plant

   3        Organization                               301              12,201                                 12,201
   4        Miscellaneous Intangible Plant             303          28,926,874                             28,926,874
                                                                 -------------      ------------        -------------
   5      Total Miscellaneous Intangible Plant                      28,939,075                 0           28,939,075
                                                                 -------------      ------------        -------------
   6      PRODUCTION

   7      Stearn Production Plant - Coal & Lignite

   8           Land and Land Rights                    310           9,186,653                              9,186,653
   9           Structures and improvements             311         226,605,778                            226,605,778
   10          Coal Unit Railroads                     311           1,792,037                              1,792,037
   11     Boiler Plant Equipment                       312         692,076,017                            692,076,017
   12          Rail Cars                               312          31,947,035                             31,947,035
   13          Engines and Engine Driven
               Gener.                                  313                   0                                      0
   14          Turbogenerator Units                    314         177,789,455                            177,789,455
   15          Accessory Electric Equipment            315          47,309,527                             47,309,527
   16          Misc. Power Equipment                   316          34,084,763                             34,084,763
   17          AFUDC Rate Adjustment W/P B-4                                 0       (38,201,579)         (38,201,579)
                                                                 -------------      ------------        -------------
   18       Total Steam Production Plant                         1,220,791,265       (38,201,579)       1,182,589,686
                                                                 -------------      ------------        -------------
   19     Steam production Plant - Gas & Oil

   20       Land and Land Rights                       310             743,582                                743,582
   21       Structures and improvements                311          21,809,310                             21,809,310
   22       Boiler Plant Equipment                     312          72,031,354                             72,031,354
   23       Gas Unit Pipelines                         312           1,259,681                              1,259,681
   24       Engines and Engine Driven Gener.           313                   0                                      0
   25       Turbogenerator Units                       314          56,144,494                             56,144,494
   26       Accessory Electric Equipment               315           7,162,215                              7,162,215
   27       Misc. Power Equipment                      316           4,983,273                              4,983,273
                                                                 -------------      ------------        -------------
   28     Total Steam Production Plant                             164,113,909                 0          164,113,909
                                                                 -------------      ------------        -------------
   29     TRANSMISSION PLANT

   30       Land and Land Rights                       350           1,147,105                              1,147,105
   31       Land and Land Rights                      350.2         23,906,233                             23,906,233
   32       Structure and Improvements                 352           7,411,953                              7,411,953
   33       Station Equipment                          353         178,456,520                            178,456,520
   34       Towers and Fixtures                        354          36,124,941                             36,124,941
   35       Poles and Fixtures                         355          92,882,931                             92,882,931
   36       Overhead Conductors and Devices            356         115,893,914                            115,893,914
   37       Underground Conduits                       357                   0                                      0
   38       Underground Conductors and                 358
          Devices                                                          295                                    295
   39       Roads and Trails                           359             132,266                                132,266
   40       AFUDC Rate Adjustment W/P B-4                                    0        (1,893,630)          (1,893,630)
                                                                 -------------      ------------        -------------
   41     Total Transmission Plant                                 455,956,158        (1,893,630)         454,062,528
                                                                 -------------      ------------        -------------

                                                                   EXHIBIT REM-1
                                                                         Page 23
                                                                    Attachment D

                       Southwestern Electric Power Company
                             Electric Utility Plant

                   For the Test Year Ending December 31, 1997

                                                                                                             Pro Forma
                                                                    Total Company                              Total
                                                      FERC             Balance                                 Company
  Line                                               Account          Dec. 31,                                 Balance
   No.       Description                             Number            1997            Adjustments          Dec. 31, 1997
   ---       -----------                             ------            ----            -----------          -------------
   42     DISTRIBUTION PLANT
   43       Land and Land Rights                       360           1,574,190                              1,574,190
   44       Land and Land Rights                      360.2          2,283,509                              2,283,509
   45       Structures and Improvements                361           2,693,807                              2,693,807
   46       Station Equipment                          362         113,398,298                            113,398,298
   47       Storage Battery Equipment                  363                   0                                      0
   48       Poles, Tower, and Fixtures                 364         182,418,283                            182,418,283
   49       Overhead Conductors and Devices            365          73,085,051                             73,085,051
   50       Underground Conduit                       4355          17,860,530                             17,860,530
   51       Underground Conductors and Devices         367          73,085,051                             73,085,051
   52       Line Transformers                          368         184,224,384                            184,224,384
   53       Services                                   369          24,482,183                             24,482,183
   54       Meters                                     370          53,226,081                             53,226,081
   55       Installations on Customer Premises         371          28,904,132                             28,904,132
   56       Leased Property on Customer
            Premises                                   372                   0                                      0
   57       Street Lighting and Signal Systems         373          22,247,734                             22,247,734
   58       AFUDC Rate Adjustment  W/P B-4                                   0           132,282              132,282
                                                                  ------------      ------------         ------------
   59     Total Distribution Plant                                 861,365,663           132,282          861,497,945
                                                                  ------------      ------------         ------------

   1      GENERAL PLANT

   2        Land and Land Rights                       389           4,459,415                              4,459,415
   3        Structures and Improvements                390          84,430,237                             84,430,237
   4        Office Furniture and Equipment             391          14,130,237                             14,130,237
   5        Computer Equipment                         391          12,458,854                             12,458,854
   6        Transportation Equipment                   392          27,873,033                             27,873,033
   7        Stores Equipment                           393           1,720,571                              1,720,571
   8        Tools, Shop and Garage Equipment           394           6,395,189                              6,395,189
   9        Laboratory Equipment                       395           5,126,472                              5,126,472
   10       Powered Operated Equipment                 396           1,950,016                              1,950,016
   11       Communication Equipment                    397          47,175,608                             47,175,608
   12       Miscellaneous Equipment                    398             861,098                                861,098
            Other Tangible Property (Fuel)             399          67,256,045                             67,256,045
            AFUDC Rate Adjustment - Fu
            W/P B-4                                                          0        (1,052,872)          (1,052,872)
   13       AFUDC Rate Adjustment  W/P B-4                                   0           893,991              893,991
                                                                  ------------      ------------         ------------
   14     Total General Plant                                      273,836,577          (158,881)         273,677,696
                                                                  ------------      ------------         ------------
   15     TOTAL ACCOUNT 101 AND 106                              3,005,002,647       (40,121,808)     2.,964,880,839

   16     Plant Held for Future Use                    105              80,704           (80,704)                   0
   17     Construction Work in Progress                107          51,665,071        (8,281,517)          43,383,554
   18     Plant Acquisition Adjustment                 114          18,043,976                             18,043,976
                                                                  ------------      ------------         ------------

   19     TOTAL ELECTRIC PLANT                                   3,074,792,398       (48,484,029)     3,026,308,369
                                                                 =============       ===========      =============

                                                                   EXHIBIT REM-1
                                                                         Page 24
                                                                    Attachment D

                       Southwestern Electric Power Company
       Accumulated Provision for Depreciation, Amortization and Depletion
                   For the Test Year Ending December 31, 1997

                                                 FERC        Total Company        W/P B-3 &            Pro Forma
  Line                                          Account      Balance Dec. 31,      W/P B-4              Balance
   No.            Description                    Number          1997            Adjustments          Dec. 31, 1997
   ---            -----------                    ------          ----            -----------          -------------
   1      Accumulated Provision for
   2        Depreciation                         108

   3      Production - Steam                               $ 694,173,999        $ 23,172,551         $ 717,346,550
   4      Transmission                                       152,328,547         (13,707,722)          138,620,825
   5      Distribution                                       306,109,948         (20,700,365)          285,409,583
   6      General                                             26,819,051          (3,032,103)           23,786,948
   7      Lignite Depletion                                   20,496,682                                20,496,682
   8      Transportation                                      17,145,521                                17,145,521
   9      Retirement Work In Progress                         (4,472,945)                               (4,472,945)
                                                          --------------        ------------        --------------
                                                          $1,212,600,803        $(14,267,639)       $1,198,333,164
   10     Accumulated Amortization for
   11       Intangible Plant                     111           8,457,094                                 8,457,094

   12     Accumulated Amortization for
   13       Plant Acquisition Adjustment         115           4,806,644                                 4,806,644
                                                          --------------        ------------        --------------
   14     Total Accumulated Provision for
   15       Depreciation and Amortization                 $1,225,864,541       $ (14,267,639)      $ 1,211,596,902
                                                          ==============       =============       ===============

                                                                   EXHIBIT REM-1
                                                                         Page 25

                                                                    Attachment D

                                     SWEPCO

                              CASH WORKING CAPITAL
                    FOR THE TEST YEAR ENDED DECEMBER 31, 1997

                           (1)                           (2)            (3)          (4)           (5)        (6)     (7)
                                                                     Total                      Adjusted
Line                                                                 Company      Pro Forma     Test Year    Revenue
  No.                  Description                       Ref.        Per Books    Adjustment     Amount      Lag Days  Ref.
  ---                  -----------                       ----        ---------    ----------     ------      --------  ----
  1     Fuel                                                         383,007,632   (1,799,003)  381,228,629   3.93
  2     Deferred Fuel                                                  (603,883)      603,883             -   3.93
  3     Purchased Power                                              25,927,920             -    25,927,920   3.93
  4       Total Fuel and Purchase Power                              408,331,669   (1,175,120)  407,156,549   3.93

  5     Total Oper & maint                                           191,665,267    1,886,414   193,551,681   3.93

  6     Taxes other than income                       A/C #4081      55,952,213      (358,497)   55,603,716   3.93
  7     Federal Income Tax-Current                                   45,158,544   (11,602,231)   33,556,313   3.93
  8     Federal Income Tax-Deferred                                  (6,646,437)   (5,932,359)  (12,578,796)  3.93
  9     State Income Tax-Current                                      4,764,450    (1,786,899)    2,977,551   3.93
  11    Depreciation and Amortization                 43,276,557     95,228,017    27,211,431   122,439,448   3.93
  12    Gain on Sale of Emission Allowance                             (135,568)            -      (135,568)  3.93
  13                                                                                                          3.93
                                                                     ----------- ------------- ------------
  14    Subtotal                                                     794,328,156    8,242,738   802,570,894
  15    Interest on Long-Term Debt                   A/C #427-429    49,971,270     4,830,123    54,801,393   3.93
  16    Preferred Stock Dividend                       A/C #437       2,466,627      (107,566)    2,359,051   3.93
  17    Return on common equity                                      59,673,958             6   59,673,964    3.93
                                                                     ----------  ------------  -----------
  18       Net operating income                                      112,111,855    4,772,563   116,834,417
                                                                     =========== ============= ============
  19    Working Capital Requirement for Cost of                      906,440,010   12,965,301   919,405,311
        Service                                                      =========== ============= ============


  20    Sales and Use Taxes                            B-9 Pg 2
  21    Minimum Bank Balances                       A/C #1350.9000

  22    Net Working Capital Requirement




                                                      (8)        (9)          (10)      (11)

 Line                                              Expenses    Net Lag        CWC        CWC
  No.                  Description                Lead Days     Days        Factor   Requirement
  ---                  -----------                ---------     ----        ------   -----------
  1     Fuel                                        32.77      (28.84)     -0.07881  (30,043,522)
  2     Deferred Fuel                                            3.93       0.01073            -
  3     Purchased Power                             38.61      (34.69)     -0.09478  (2,457,394)
  4       Total Fuel and Purchase Power

  5     Total Oper & maint                          40.58      (36.65)     -0.10014  (19,382,129)

  6     Taxes other than income                    122.92     (119.00)     -0.32513  (18,078,299)
  7     Federal Income Tax-Current                  84.05      (80.12)     -0.21891  (7,345,863)
  8     Federal Income Tax-Deferred                              3.93       0.01073     (134,938)
  9     State Income Tax-Current                    24.26      (20.33)     -0.05555    (165,416)
  11    Depreciation and Amortization                            3.93       0.01073    1,313,458
  12    Gain on Sale of Emission Allowance                       3.93       0.01073       (1,454)
  13                                                             3.93

  14    Subtotal
  15    Interest on Long-Term Debt                  90.31      (86.38)     -0.23602   (12,934,429)
  16    Preferred Stock Dividend                    46.32      (42.40)      0.11584      (273,281)
  17    Return on common equity                                  3.93       0.01073       640,147

  18       Net operating income                       -
                                                                                      -----------
  19    Working Capital Requirement for Cost of                                       (88,863,122)
        Service



  20    Sales and Use Taxes                                                            (1,402,362)
  21    Minimum Bank Balances                                                             187,028
                                                                                      -----------
  22    Net Working Capital Requirement                                               (90,078,458)
                                                                                      ============

                                                                   EXHIBIT REM-1
                                                                         Page 26

                                                                    Attachment D

                                     SWEPCO

               CASH WORKING CAPITAL FOR FUEL, O&M AND OTHER TAXES
                    FOR THE TEST YEAR ENDED DECEMBER 31, 1997



                (1)                        (2)                      (3)              (4)           (5)             (6)       (7)

Line                                                            Total Company     Pro Forma    Adjusted Test     Revenue
  No.    Description                       Ref.                  Per Books        Adjustment   Year Amount       Lag Days    Ref.
  ---    -----------                       ----                  ---------        ----------   -----------       --------    ----


   1     GAS                                                     85,995,697       (400,194)    85,595,503          3.93
   2     COAL                                                   218,213,811     (1,015,491)   217,198,320          3.93
   3     LIGNITE                                                 76,983,477       (358,254)    76,625,223          3.93
   4     OIL                                                      1,088,162         (5,064)     1,083,098          3.93
   5     FUEL - CSWS                                                724,628              -        724,628          3.93
   6     OTHER FUEL - OIL                                                 -              -              -          3.93
   7     OTHER FUEL - DIESEL                                          1,857              -          1,857          3.93
   8     OTHER FUEL - GAS                                                 -              -              -          3.93
                                                               ------------   ------------   ------------          ----
   9     TOTAL FUEL                                             383,007,532     (1,779,003)   381,228,629          3.93
  10     PURCHASED POWER - AFFILIATE                              7,836,057              -      7,836,057          3.93
  11     PURCHASED POWER - OTHER                                 18,091,863              -     18,091,863          3.93
                                                               ------------   ------------   ------------          ----
  12     TOTAL PURCHASED POWER                                   25,927,920              -     25,927,920          3.93
  13     PAYROLL                                                 55,023,443     (2,609,272)    52,414,171          3.93
  14     O&M - CSWS                                              43,923,851        648,827     44,572,678          3.93
  15     CSW CREDIT FACTORING                                             -      9,327,765      9,327,765          3.93
  16     OTHER O&M                                               92,717,973     (3,520,461)    89,197,512          3.93
                                                               ------------   ------------   ------------          ----
  17     TOTAL O&M                                              191,665,267      1,886,414    195,512,126          3.93
  18     AD VALOREM TAX                                          33,204,298       (928,572)    32,275,726          3.93
  19     FUTA                                                       (36,654)                      (36,654)         3.93
  20     SUTA                                                        77,345                        77,345          3.93
  21     FICA                                                     4,297,246       (276,425)     4,020,821          3.93
  22     PAYROLL TAXES - CSWS                                     1,724,550                     1,724,550          3.93
  23     PUC ASSESSMENTS                                            923,559        166,696      1,090,255          3.93
  24     OCCUPATIONAL TAX                                            47,756                        47,756          3.93
  25     TEXAS FRANCHISE TAX                                      1,800,000        810,824      2,610,824          3.93
  26     OTHER STATE FRANCHISE TAX                                2,422,886       (499,074)     1,923,812          3.93
  27     CITY FRANCHISE FEES                                      8,435,125        135,520      8,570,645          3.93
  28     TEXAS CROSS RECEIPTS TAX                                 3,353,282        (54,965)     3,298,317          3.93
         SUPERFUND TAXES (Note 1)                                  (287,500)       287,500              -          3.93
  29     FEDERAL HIGHWAY USE TAX                                        320              -            320          3.93
                                                               ------------   ------------   ------------          ----
  30     TOTAL TAXES OTHER THAN INCOME                           55,962,213       (358,497)    55,603,716          3.93
  31     SALES & USE TAX - BY WIRE                               21,199,353                    21,199,353          3.93
  32     SALES & USE TAX - BY CHECK                                 578,432                       578,432          3.93
                                                               ------------   ------------   ------------          ----
  33     TOTAL SALES AND USE TAX                                 21,777,784              -     21,777,784          3.93


                                             (8)           (9)        (10)         (11)
                                            Expenses
Line                                         Lead        Net Lag      CWC           CWC
  No.    Description                         Days         Days        Days      Requirement
  ---    -----------                         ----         ----        ----      -----------
   1     GAS                                 51.76      (47.83)     -0.13105   (11,217,667)
   2     COAL                                21.86      (17.93)     -0.04913   (10,670,718)
   3     LIGNITE                             41.93      (36.00)     -0.10412    (7,977,942)
   4     OIL                                 48.13      (44.20)     -0.12110      (131,159)
   5     FUEL - CSWS                         26.96      (23.03)     -0.06311       (45,730)
   6     OTHER FUEL - OIL                                 3.93      0.01076              -
   7     OTHER FUEL - DIESEL                 65.28      (61.35)     -0.16808          (312)
   8     OTHER FUEL - GAS                      -          3.93      0.01076              -
                                           -------      -------     --------   ------------
   9     TOTAL FUEL                          32.77      (28.84)     -0.07881   (30,043,522)
  10     PURCHASED POWER - AFFILIATE         37.85      (33.92)     -0.09294      (728,319)
  11     PURCHASED POWER - OTHER             38.81      (34.88)     -0.09557    (1,729,075)
                                           -------      -------     --------   ------------
  12     TOTAL PURCHASED POWER               38.61      (34.69)     -0.09478    (2,457,394)
  13     PAYROLL                             26.41      (22.48)     -0.06160    (3,228,553)
  14     O&M - CSWS                          26.96      (23.03)     -0.06311    (2,812,899)
  15     CSW CREDIT FACTORING                3.93         -          0.00000              -
  16     OTHER O&M                           59.32      (55.39)      0.15176    (13,536,995)
                                           -------      -------     --------   ------------
  17     TOTAL O&M                           40.58      (36.65)     -0.10014    (19,578,447)
  18     AD VALOREM TAX                     191.33     (187.40)     -0.51343    (16,571,257)
  19     FUTA                                74.12      (70.19)     -0.19230          7,049
  20     SUTA                                63.11      (59.19)     -0.16215       (12,542)
  21     FICA                                18.28      (14.35)     -0.03932      (158,097)
  22     PAYROLL TAXES - CSWS                26.96      (23.03)     -0.06311      (108,833)
  23     PUC ASSESSMENTS                     6.09        (2.16)     -0.00592        (6,454)
  24     OCCUPATIONAL TAX                  (112.73)     116.66       0.31962         15,264
  25     TEXAS FRANCHISE TAX                64.62)       68.55       0.18780        490,315
  26     OTHER STATE FRANCHISE TAX         (118.53)     122.46       0.33550        645,437
  27     CITY FRANCHISE FEES                 77.16      (73.24)     -0.20065    (1,719,698)
  28     TEXAS CROSS RECEIPTS TAX            76.92      (72.99)     -0.19998      (659,588)
         SUPERFUND TAXES (Note 1)              -          3.93       0.01076             -
                                           -------      -------     --------   ------------
  29     FEDERAL HIGHWAY USE TAX           (115.55)     119.48       0.32733           105
  30     TOTAL TAXES OTHER THAN INCOME      122.92     (119.00)     -0.32513   (18,078,299)
  31     SALES & USE TAX - BY WIRE           27.03      (23.10)     -0.06330    (1,341,926)
  32     SALES & USE TAX - BY CHECK          42.06      (38.14)     -0.10448       (60,436)
                                           -------      -------     --------   ------------
  33     TOTAL SALES AND USE TAX             27.49      (23.57)     -0.06439    (1,402,362)

Note 1: Correction entries to reverse 1996 expenses. No cash receipts or payments

                                                                   EXHIBIT REM-1
                                                                         Page 27

                                                                    Attachment D

                       SOUTHWESTERN ELECTRIC POWER COMPANY

                                   PREPAYMENTS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                                    (1)                              (2)              (3)                 (4)                (5)
   Line                                                           Schedule       Total Company         Pro Forma       Total Company
    No.                         Description                       Reference        Per Books          Adjustments        Pro Forma
    ---                         -----------                       ---------        ---------          -----------        ---------

     1       Monthly Balances:

     2       December, 1996                                                       $  13,394,706      $            -    $ 13,394,706
     3       January, 1997                                                           14,285,043                   -      14,285,043
     4       February, 1997                                                          14,851,119                   -      14,851,119
     5       March, 1997                                                             15,252,090                   -      15,252,090
     6       April, 1997                                                             15,401,590                   -      15,401,590
     7       May, 1997                                                               15,250,326                   -      15,250,326
     8       June, 1997                                                              14,304,151                   -      14,304,151
     9       July, 1997                                                              15,101,264                   -      15,101,264
    10       August, 1997                                                            15,939,930                   -      15,939,930
    11       September, 1997                                                         15,870,908                   -      15,870,908
    12       October, 1997                                                           15,528,589                   -      15,526,589
    13       November, 1997                                                          13,554,370                   -      13,554,370
    14       December, 1997                                                          13,677,712                   -      13,677,712
                                                                                  -------------      -------------     ------------


    15       13 Month Average                                                        14,800,754                   0      14,800,754
    16       Prepaid Pension Asset - 13 Month Average                                23,698,126        (23,698,126)               0
                                                                                  -------------      -------------     ------------
    17       Total Prepayments-A/C 1650 - 13 Month Average                           38,498,880        (23,698,126)      14,800,754
                                                                                  =============      =============     ============

                                                                   EXHIBIT REM-1
                                                                         Page 28
                                                                    Attachment D

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                             MATERIALS AND SUPPLIES
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                                    (1)                              (2)                (3)              (4)                (5)
   Line                                                           Schedule         Total Company      Pro Forma        Total Company
    No.                         Description                       Reference          Per Books       Adjustments         Pro Forma
    ---                         -----------                       ---------          ---------       -----------         ---------

     1       Monthly Balances:
     2       December, 1996                                                       $  29,265,405   $   (2,980,061)     $26,305,344
     3       January, 1997                                                           29,429,091       (2,952,801)      26,476,289
     4       February, 1997                                                          29,021,578       (2,911,519)      25,110,059
     5       March, 1997                                                             28,659,213       (2,904,994)      25,754,219
     6       April, 1997                                                             28,052,400       (2,975,724)      25,076,676
     7       May, 1997                                                               27,433,626       (2,941,392)      24,492,234
     8       June, 1997                                                              27,433,626       (2,957,154)      24,874,795
     9       July, 1997                                                              26,782,924       (2,936,799)      23,846,125
    10       August, 1997                                                            26,468,390       (2,895,251)      23,573,139
    11       September, 1997                                                         25,401,974       (2,863,676)      22,538,298
    12       October, 1997                                                           25,099,605       (2,955,520)      22,144,085
    13       November, 1997                                                          24,751,493       (2,886,700)      21,864,793
    14       December, 1997                                                          24,522,348       (1,779,483)      22,742,865
    15       13 Month Average                                                     $  27,132,307   $  (2,840,0831)     $24,292,225
                                                                                  =============   ==============      ===========


Purpose of adjustment -    The adjustment is to remove the portion of materials
                           and supplies associated with AECC's ownership portion of Flint Creek Power Plant. These materials and supplies are recorded on SWEPCO's books.

                                                                   EXHIBIT REM-1
                                                                         Page 29
                                                                    Attachment D

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                                FUEL INVENTORIES
                   FOR THE TEST YEAR ENDING DECEMBER 31, 1997

                                         Book               Physical Inv.         Ownership            Optimal Level     Pro Forma
         Description                    Balance              Adjustment           Adjustment            Adjustment        Balance
         -----------                    -------              ----------           ----------            ----------        -------
Oil
    Lieberman Power Plan                662,928                   -                  -                     -             662,928
    Knox Lee Power Plant                381,320                   -                  -                     -             381,320
    Lone Star Power Plant                33,150                   -                  -                     -              33,150
    Wilkes Power Plant                  274,691                   -                  -                     -             274,691
    Welsh Power Plant                   250,999                   -                  -                     -             250,999
    Flint Creek Power Plant             444,367                   -                  -                     -             444,367
    Pirkey Power Plant                        -                   -                                        -                   -

Coal

    Welsh Power Plant                12,593,561                   -                  -            24,047,174           2,629,794
    Flint Creek Power Plant           5,538,390           1,605,614         (6,101,085)            7,946,486           8,989,405

Lignite

    Pirkey Power Plant                2,680,873                   -           (430,383)              379,304           2,629,794
    Dolet Hills Power Plant           3,554,954                   -         (1,652,164)            4,904,668           6,807,457
Total Fuel Inventory                 26,415,233           1,605,614         (8,183,633)           37,277,605          57,114,820
                                     26,415,233                                                   30,699,587          57,114,820


Purpose: The purpose of the optimal level adjustment is to increase fuel inventory for each coal power plant to 60 days of inventory and the Pirkey and Dolet Hills Lignite plants to 21 and 30 days of inventory, respectively.


-------------------------------------------------------------------------------

INVENTORY LEVEL ADJUSTMENT

                                  Optimal          12/31/97 Price           Pro Forma              Ownership              Pro Forma
                                   Tons                Per Ton             Ending Bal.            Adjustment             Ending Bal.
                                   ----                -------             -----------            ----------             -----------
Welsh Power Plant                1,460,371         $      25.09              36,640,708                                   36,640,708
Flint Creek Power Plant            486,790         $      31.00              15,090,490 (2)        (6,101,085)             8,989,405
Pirkey Power Plant                 264,036         $      11.59               3,060,177 (1)          (430,383)             2,629,794
Dolet Hills Power Plant            384,179         $      22.02               8,459,622 (1)        (1,652,164)             6,807,457


PHYSICAL INVENTORY ADJUSTMENT

                                  Optimal           12/31/97 Price            Pro Forma
                                   Tons                 Per Ton              Ending Bal.
                                   ----                 -------              -----------

Flint Creek Power Plant           51,794            $     31.00             1,605,614


(1) Pirkey Power Plant and Dolet Hills Power Plant are adjusted by their ownership percentages of total optimal time.

(2) Flint Creek Power Plant is adjusted by AECC's portion of MWH's generated of the total optimal tons.

                                                                   EXHIBIT REM-1
                                                                         Page 30

                                                                    Attachment D

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                                CUSTOMER DEPOSITS

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                                    (1)                              (2)              (3)                 (4)                (5)
   Line                                                           Schedule       Total Company         Pro Forma       Total Company
    No.                         Description                       Reference        Per Books           Adjustment        Pro Forma
    ---                         -----------                       ---------        ---------           ----------        ---------
     1       Monthly Balances:

     2         December, 1996                                                     $  10,497,074                   -      $10,497,074
     3         January, 1997                                                         10,471,669                   -       10,471,669
     4         February, 1997                                                        10,424,773                   -       10,424,773
     5         March, 1997                                                           10,368,557                   -       10,368,557
     6         April, 1997                                                           10,372,330                   -       10,372,330
     7         May, 1997                                                             10,362,815                   -       10,382,815
     8         June, 1997                                                            10,361,001                   -       10,361,001
     9         July, 1997                                                            10,424,381                   -       10,424,381
    10         August, 1997                                                          10,564,757                   -       10,564,757
    11         September, 1997                                                       10,735,824                   -       10,735,824
    12         October, 1997                                                         10,960,745                   -       10,960,745
    13         November, 1997                                                        11,056,367                   -       11,056,367
                                                                                  -------------                          -----------
    14         December, 1997                                                        11,353,235                   -       11,353,235
                                                                                  -------------                          -----------

             TRANSMISSION SERVICES DEPOSITS

     1       Monthly Balances:

               December, 1996                                                     $           -                          $         -
               January, 1997                                                                  -                                    -
               February, 1997                                                                 -                                    -
               March, 1997                                                                    -                                    -
               April, 1997                                                                    -                                    -
               May, 1997                                                                      -                                    -
    16         June, 1997                                                               645,419                   -          645,419
    17         July, 1997                                                             1,315,314                   -        1,315,314
    18         August, 1997                                                           1,128,219.74                -        1,315,314
    19         September, 1997                                                        1,259,137                   -        1,259,137
    20         October, 1997                                                          2,103,977                   -        2,103,977
    21         November, 1997                                                         3,115,623                   -        3,115,623
                                                                                  -------------            ---------     -----------
    22         December, 1997                                                         3,005,348                   -        3,005,348
                                                                                  -------------            ---------     -----------
    23       TOTAL DECEMBER CUSTOMER DEPOSITS                                        14,358,583                   0       14,358,583
                                                                                  -------------            ---------     -----------

                                                                   EXHIBIT REM-1
                                                                         Page 31

                                                                    Attachment D

                                  Southwestern Electric Power Company
                         Additional Deductions to Rate Base - Deferred Credits
                             For the Test Year Ending December 31, 1997

                                                                                                                       Pro Forma
      Line                                                        Balance                                               Balance
       No.                     Description                       31-Dec-97                 Adjustments                 31-Dec-97
      ----                     -----------                       ---------                 -----------                 ---------


        1          Miscellaneous Deposits                          2,000                                                   2,000
        2          Bremco Liability                            1,849,639                                               1,849,639
        3          Property Salvage Proceeds                     225,000                                                 225,000
        4          Non Rate Base                               1,939,285                   (1,939,285)                         0
                                                               ---------                   ----------                  --------
                                                               4,015,924                   (1,939,285)                 2,076,639
                                                               =========                   ==========                  =========

                                                                   EXHIBIT REM-1
                                                                         Page 32

                                                                    Attachment D

                                        Southwestern Electric Power Company
                                            Additional Rate Base Items
                                  For the Twelve Months Ending December 31, 1997

                                                                                                                   Total Company
                                                                    Total Company                                    Pro Forma
      Line                                                             Balance                                        Balance
      No.                         Description                       Dec. 31, 1997            Adjustments           Dec. 31, 1997
      ----                        -----------                       -------------            -----------           -------------

       1          Regulatory Assets:
       2              AMAX Coal Contract                             15,709,474               (1,963,684)           13,745,790
       3              Ft. Davis R&D Project                           2,473,338                        0             2,473,338
       4              South Tie Asset Costs                                   0               10,226,802            10,226,802
       5              Severance Costs - W/P D-1-35                            0                2,558,583             2,558,583
       6              Fuel Litigation & Consulting Costs                      0               18,488,452            18,488,452
       7          Deferred Charges:
       8              Deferred DSM Costs                                      0                5,097,942             5,097,942
       9              Accum. Amort. Of Deferred DSM Costs                     0                 (933,053)             (933,053)
       10             Cajun Merger Costs Deferred                     5,200,027               (5,200,027)                    0
       11             Deliberative Polling - TX                       2,140,223                        0             2,140,223
       12         Rate Case Expenses - Estimated                              0                2,950,000             2,950,000
       13         Recoverable Inventory - W/P D-1-16                          0                1,149,828             1,149,828
                                                                     ----------               ----------            ----------
       14         Total                                              25,523,062               32,374,843            57,897,905
                                                                     ==========               ==========            ==========

                                                                   EXHIBIT REM-1
                                                                         Page 33

                                                                    Attachment D

                                        SOUTHWESTERN ELECTRIC POWER COMPANY
                                         ACCUMULATED DEFERRED INCOME TAXES
                                     FOR THE TEST YEAR ENDED DECEMBER 31, 1997




                                                                                       Total Company
                                        Total Company            Pro Forma               Pro Forma
                                          Per Books             Adjustments               Balance
                                        -------------           -----------            ------------

ADIT Account
2820.xxxx                                (410,312,903)            9,516,867            (400,796,036)
2830.xxxx                                 (74,840,339)            2,813,490             (72,026,849)
1900.xxxx                                  84,649,850            (7,250,961)             77,398,889
                                         ------------            ----------            ------------
                                         (400,503,392)            5,079,396            (395,423,996)
                                         ------------            ----------            ------------
Net reg asset/liability
2540.xxxx                                (114,668,688)                    -            (114,668,688)
1823.xxxx                                 104,596,295                     -             104,596,295
                                         ------------            ----------            ------------
                                          (10,072,393)                    -             (10,072,393)

Total - ADIT                             (410,575,785)            5,079,396            (405,496,389)
                                         ============            ==========            ============
ITC Account 2550
    Pre-71                                   (345,089)                    -                (345,089)
    Post 70                               (66,499,892)                    -             (66,499,892)
                                         ------------            ----------            ------------
Total                                     (66,844,981)                    -             (66,844,981)
                                         ============            ==========            ============

                                                                   EXHIBIT REM-1
                                                                         Page 34

                                                                       EXHIBIT C

                                                                    Attachment D

                                        SOUTHWESTERN ELECTRIC POWER COMPANY
                                               COMPONENTS OF CAPITAL
                                     FOR THE TEST YEAR ENDED DECEMBER 31, 1997

                      (1)               (2)                (3)                  (4)                (5)

    Line                              Schedule           Capital             Pro-Forma           Adjusted
    No.           Description        Reference          Per Books           Adjustments          Capital
    ----          -----------        ---------          ---------           -----------          -------


     1        Long-Term Debt       C-1               $   639,524,230       $          --     $  639,524,230

     2        Preferred Stock      C-2                    34,312,853          (3,972,926)        30,339,927

     3        Common Equity                              702,235,261           3,972,926        706,208,187
                                                     ---------------       -------------      -------------

     4        Total Capital                          $ 1,376,072,344       $          --     $1,376,072,344
                                                     ===============       =============     ==============



                                        SOUTHWESTERN ELECTRIC POWER COMPANY
                                               COMPONENTS OF CAPITAL
                                     FOR THE TEST YEAR ENDED DECEMBER 31, 1

                      (1)                 (6)                (7)              (8)
                                                                           Weighted
    Line                                Capital             Cost            Average
    No.           Description            Ratio              Rate             Cost
    ----          -----------           -------             ----           --------


     1        Long-Term Debt       46.47460817%        8.09611592%      3.76263800%

     2        Preferred Stock      2.20482064%         7.34628663%      0.16197200%

     3        Common Equity        51.32057119%        7.98351560%      4.09718600%
                                   -----------         ----------       ----------

     4        Total Capital             100.00%                         8.02179600%
                                        ======                          ==========

                                                                   EXHIBIT REM-1
                                                                         Page 35

                                                                    Attachment D

                                        SOUTHWESTERN ELECTRIC POWER COMPANY
                                           STATEMENT OF OPERATING INCOME
                                   FOR THE TEST PERIOD ENDING DECEMBER 31, 1997

                                                                                                    Total Company
                                                    Total Company                                    Pro Forma
                                                    Dec. 31, 1997              Adjustments          Dec. 31, 1997
                                                    ---------------        -----------------      -----------------
REVENUES
Total Electric Operating Revenues                   $   939,868,615              (20,463,304)     $     919,405,311
Fuel                                                $   383,007,632               (1,779,003)     $     381,228,629
Deferred Fuel                                              (603,883)                 603,883                      0
Purchased Power                                          25,927,920                        0             25,927,920
                                                    ---------------        -----------------      -----------------
Total Fuel and Purchased Power                      $   408,331,670               (1,175,120)     $     407,156,550
                                                    ---------------        -----------------      -----------------
Operations Expense                                  $   147,627,296               (5,633,248)     $     141,994,048
Maintenance Expense                                      44,037,971                7,519,662             51,557,633
Depreciation Expense                                $    91,093,281               17,179,415      $     108,272,696
Amortization Expense                                      4,134,736               10,032,016             14,166,752
Other Taxes                                              55,962,212                 (358,497)            55,603,716
Gain on Sale of Emission Allowances                        (135,568)                       0               (135,568)
                                                    ---------------        -----------------      -----------------
Operating Expenses Before Income Taxes                  342,719,928               28,739,348            371,459,277
                                                    ---------------        -----------------      -----------------

Federal Income Taxes                                     43,174,551              (18,400,860)            24,773,691
Deferred Investment Tax Credit                           (4,662,444)                 790,877             (3,871,567)
State Income Taxes                                        4,764,450               (1,711,507)             3,052,943
                                                    ---------------        -----------------      -----------------
Total Income Taxes                                       43,276,557              (19,321,490)            23,955,067
                                                    ---------------        -----------------      -----------------
Net Operating Income                                $   145,540,459              (28,706,042)     $     116,834,417
                                                    ===============        =================      =================

Rate Base                                           $ 1,447,123,502        $       9,338,512      $   1,456,462,014



Rate of Return                                               10.06%                                          8.02%

                                                                   EXHIBIT REM-1
                                                                         Page 36

                                                                    Attachment D

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                    ADJUSTMENTS TO OPERATING INCOME STATEMENT
                    FOR THE TEST YEAR ENDED DECEMBER 31, 1997

                                                                        WP D-1-2        WP D-1-3        WP D-1-4        WP D-1-5
                                                        WP D-1-1        Customer          Adjust           Auto            OPEBS
                                      Total Company    Factoring         Deposit      Depreciation &     Purchase        SFAS 106
                                        Per Books       Expenses        Interest       Amortization     Assistance      Adjustment
Revenues
Residential Sales                    $ 289,723,381
Commercial Sales                       192,115,273
Industrial Sales                       263,206,856
Pub St. & Highway Lighting              15,139,937
Other Sales to Public Authorities       12,084,316
                                     -------------   -------------    -----------     -------------   -------------   -------------
                                     $ 772,269,763   $        --      $      --       $        --     $        --     $        --
Off System Sales                       146,915,557
Forfeited Discounts & Service Rev        3,073,881
Rent From Electric Property              1,958,632
Other Electric Revenue                  15,650,781
Required Adjustment for Rate Filing              0
                                     -------------   -------------    -----------     -------------   -------------   -------------
Total Electric Operating Revenues    $ 939,868,615   $        --      $      --       $        --     $        --     $        --


Fuel                                 $ 383,007,632
Deferred Fuel                             (603,883)
Purchased Power                         25,927,920
                                     -------------   -------------    -----------     -------------   -------------   -------------
Total Fuel and Purchased Power       $ 408,331,670   $        --      $      --       $        --     $        --     $        --
                                     -------------   -------------    -----------     -------------   -------------   -------------


Operations Expense                   $ 147,627,296       9,327,765        846,680                          (804,000)       (783,931)
Maintenance Expense                     44,037,971
Depreciation Expense                    91,093,281                                      17,179,415
Amortization Expense                     4,134,736                                       2,062,072
Other Taxes                             55,962,212
Gain on Sale of Emission Allowances       (135,568)
                                     -------------   -------------    -----------     -------------   -------------   -------------
Operating Expenses Before Income
Taxes                                $ 342,719,928   $   9,327,765    $   846,680     $  19,241,487   $    (804,000)  $    (783,931)
                                     -------------   -------------    -----------     -------------   -------------   -------------


Operating Income Before Income
Taxes                                $ 188,817,016   $  (9,327,765)   $  (845,680)    $ (19,241,487)  $    (804,000)  $    (783,931)
Federal Income Taxes                 $  43,174,551
Deferred Investment Tax Credit          (4,662,444)
State Income Taxes                       4,764,450
                                     -------------   -------------    -----------     -------------   -------------   -------------
Total Income Taxes                   $  43,276,557   $        --      $      --       $        --     $        --     $        --
                                     -------------   -------------    -----------     -------------   -------------   -------------

Net Operating Income                 $ 145,540,459   $  (9,327,765)   $  (845,680)    $ (19,241,487)  $     804,000   $     783,931
                                     =============   =============    ===========     =============   =============   =============

                                                                   EXHIBIT REM-1
                                                                         Page 37


                                                                    Attachment D


                                         WP D-1-6        WP D-1-7        WP D-1-8       WP D-1-9        WP D-1-10        WP D-1-11
                                         Pension           DSM           Reclass                         Recognize      Reverse Dues
                                         SFAS 87       Amortization    Cr. Line and     South Tie      Central Lab    Recorded Above
                                        Adjustment      Adjustment     Filing Fees        Costs          Revenues        The Line
                                        ----------     ------------    ------------     ---------      -----------    --------------
Revenues
Residential Sales
Commercial Sales
Industrial Sales
Pub St & Highway Lighting
Other Sales to Public Authorities
                                       -----------    --------------   ----------      -------------   --------        ----------
                                       $      --      $         --     $     --        $        --     $     --        $     --
Off System Sales
Forfeited Discounts & Service Rev
Rent From Electric Property
Other Electric Revenue                                                                                    2,842
Required Adjustment for Rate Filing
Total Electric Operating Revenues
                                       -----------    --------------   ----------      -------------   --------        ----------
                                       $      --      $         --     $     --        $        --     $  2,842        $     --
Fuel
Deferred Fuel
Purchased Power
                                       -----------    --------------   ----------      -------------   --------        ----------
Total Fuel and Purchased Power         $      --      $         --     $     --        $        --     $   --          $     --
                                       -----------    --------------   ----------      -------------   --------        ----------

Operations Expense                       2,057,720        (4,552,851)     145,693        (10,226,802)                     (70,714)
Maintenance Expense
Depreciation Expense
Amortization Expense                                         832,978                       2,045,360
Other Taxes
Gain on Sale of Emission Allowances
Operating Expenses Before Income       -----------    --------------   ----------      -------------   --------        ----------
 Taxes                                 $ 2,057,720    $   (3,719,873)  $ (145,693)     $  (8,181,442)  $               $  (70,714)
                                       -----------    --------------   ----------      -------------                   ----------

Operating Income Before Income Taxes   $(2,057,720)   $   (3,719,873)  $ (145,693)     $  (8,181,442)  $  2,842        $   70,714

Federal Income Taxes
Deferred Investment Tax Credit
State Income Taxes
Total Income Taxes
                                       -----------    --------------   ----------      -------------   --------        ----------
                                       $              $                $               $               $               $
                                       -----------    --------------   ----------      -------------   --------        ----------

Net Operating Income                   $(2,057,720)   $    3,719,873   $ (145,693)     $   8,181,442   $  2,842        $   70,714
                                       ===========    ==============   ==========      =============   ========        ==========

                                                                   EXHIBIT REM-1
                                                                         Page 38

                                                                    Attachment D

                                                         WP D-1-13                                      WP D-1-16
                                          WP D-1-12     Amortization     WP D-1-14      WP D-1-15        Reverse        WP-D-1-1
                                                       of Litigation                                    Inventor
                                        Fed. & State        and        Amortization                    Write-off &      Increase
                                         Income Tax      Consulting      of Rate         Reverse          Allow       Distribution
                                         Adjustments       Costs       Case Expense   Laredo Expense  Amortization     C Expense
                                        ------------   -------------   -------------  --------------  ------------    ------------

Revenues
Residential Sales
Commercial Sales
Industrial Sales
Pub St. & Highway Lighting
Other Sales to Public Authorities        ____________  _____________   _____________  _____________   _____________  _____________
                                        $           -  $           -   $           -  $           -   $           -  $           -
Off System Sales
Forfeited Discounts & Service Rev.
Rent From Electric Property
Other Electric Revenue
Required Adjustment for Rate Filing     _____________  _____________   _____________  _____________   _____________  _____________
Total Electric Operating Revenues       $           -  $           -   $           -  $           -   $           -  $           -

Fuel
Deferred Fuel
Purchased Power                         _____________  _____________   _____________  _____________   _____________  _____________
Total Fuel and Purchased Power          $           -  $           -   $           -  $           -   $           -  $           -
                                        _____________  _____________   _____________  _____________   _____________  _____________

Operations Expense                                                                       (1,090,376)     (1,149,828)
Maintenance Expense                                                                                                      7,993,000
Depreciation Expense
Amortization Expense                                       2,312,038         983,333                        229,966
Other Taxes
Gain on Sale of Emission Allowances     _____________  _____________   _____________  _____________   _____________  _____________
Operating Expenses Before Income
  Taxes                                 $           -  $   2,312,038   $     983,333  $  (1,090,376)  $    (919,862) $   7,993,000
                                        _____________  _____________   _____________  _____________   _____________  _____________

Operating Income Before Income Taxes    $           -  $  (2,312,038)  $    (983,333) $   1,090,376   $     919,862  $  (7,993,000)

Federal Income Taxes                     (18,400,860)
Deferred Investment Tax Credit                790,877
State Income Taxes                         (1,711,507)
                                        _____________   _____________   _____________  _____________   _____________  _____________
Total Income Taxes                      $ (19,321,490) $           -   $           -  $           -   $           -  $           -
                                        _____________   _____________   _____________  _____________   _____________  _____________


Net Operating Income                    $  19,321,490  $  (2,312,038)  $    (983,333) $   1,090,376   $     919,862  $  (7,993,000)
                                        =============  =============   =============  =============   =============  =============

                                                                   EXHIBIT REM-1
                                                                         Page 39
                                                                    Attachment D

                                                                         WP D-1-20
                                          WP D-1-18      WP D-1-19        Adjust        WP D-1-21          WP D-1-23
                                          Customer         Other         Property          Fuel        Adjust SFAS 112
                                        Annualization      Taxes         Insurance       Revenue          Expense to
                                         Adjustment      Adjustment       Expense       Adjustment      "Pay-As-You-Go"
                                        -------------    ---------       ----------     ---------       --------------

Revenues
Residential Sales                           5,965,768                                   (15,167,323)
Commercial Sales
Industrial Sales
Pub St & Highway Lighting
Other Sales to Public Authorities        ____________    _____________   _____________  _____________   _____________
                                        $   5,965,768    $           -   $           -  $ (15,167,323)  $           -
Off System Sales
Forfeited Discounts & Service Rev.
Rent From Electric Property
Other Electric Revenue                        266,408
Required Adjustment for Rate Filing     _____________    ____________    _____________  _____________   _____________
Total Electric Operating Revenues       $   8,017,298    $           -   $           -  $ (15,167,323)  $           -

Fuel
Deferred Fuel
Purchased Power                         _____________    _____________   _____________  _____________   _____________
Total Fuel and Purchased Power          $           -    $           -   $           -  $           -   $           -
                                        _____________    _____________   _____________  _____________   _____________

Operations Expense                                                           655,615                        473,500
Maintenance Expense
Depreciation Expense
Amortization Expense                                0
Other Taxes                                                 (358,497)
Gain on Sale of Emission Allowances     _____________    _____________   _____________  _____________   _____________
Operating Expenses Before Income Taxes  $           -    $    (358,497)  $     655,615  $               $     473,500
                                        _____________    _____________   _____________  _____________   _____________


Operating Income Before Income Taxes    $   8,017,298    $     358,497   $    (655,615) $ (15,167,323)  $    (473,500)

Federal Income Taxes
Deferred Investment Tax Credit
State Income Taxes
                                        _____________    _____________   _____________  _____________   _____________
Total Income Taxes                      $           -       $        -       $       -     $        -      $        -
                                        _____________    _____________   _____________  _____________   _____________


Net Operating Income                    $   8,017,298    $     358,497   $    (655,615) $ (15,167,323)  $    (473,500)
                                        =============    =============   =============  =============   =============

                                                                   EXHIBIT REM-1
                                                                         Page 40
                                                                    Attachment D

                                                                                                        WP D-1-28
                                          WP D-1-24      WP D-1-25       WP D-1-26      WP D-1-27       Amortization
                                         Adjustment         Open         Unbilled          TFO               of
                                           of CSWS         Access         Revenue        Expense        Deliberative
                                          Billings       Adjustment     Adjustment      Adjustment       Polling
                                         ----------     ------------    -----------     ----------      ------------

Revenues
Residential Sales
Commercial Sales
Industrial Sales
Pub St. & Highway Lighting
Other Sales to Public Authorities        ____________   _____________   _____________   _____________   _____________
                                        $           -   $           -   $           -   $           -   $           -
Off System Sales
Forfeited Discounts & Service Rev.
Rent From Electric Property
Other Electric Revenue                                                      (169,000)
Required Adjustment for Rate Filing     _____________   ____________    _____________   _____________   _____________
Total Electric Operating Revenues       $           -   $           -   $    (169,000)  $           -   $           -

Fuel
Deferred Fuel
Purchased Power                         _____________   _____________   _____________   _____________   _____________
Total Fuel and Purchased Power          $               $               $               $               $
                                        _____________   _____________   _____________   _____________   _____________
Operations Expense                           (682,611)     6,290,574                     (5,005,286)
Maintenance Expense
Depreciation Expense
Amortization Expense                                                                                          713,408
Other  Taxes                                                 (358,497)

Gain on Sale of Emission Allowances     _____________   _____________   _____________   _____________   _____________
Operating Expenses Before Income Taxes  $    (682,611)  $   6,290,574   $           -   $  (5,005,286)  $     713,408
                                        _____________   _____________   _____________   _____________   _____________

Operating Income Before Income Taxes    $     682,611   $  (6,290,574)  $    (169,000)  $   5,005,286   $    (713,408)

Federal Income Taxes
Deferred Investment Tax Credit
Sate Income Taxes
                                         _____________   _____________   _____________   _____________   _____________
 Total Income Taxes                       $         -    $          -     $         -    $          -     $          -
                                         _____________   _____________   _____________   _____________   _____________

Net Operating Income                    $     682,611   $  (6,290,574)  $    (169,000)   $   5,005,286    $    (713,408)
                                        ==============  ==============  ==============   ==============   =============

                                                                   EXHIBIT REM-1
                                                                         Page 41
                                                                    Attachment D

                                          WP D-1-29
                                         Reduce Fuel     WP D-1-30       WP D-1-31      WP D-1-32         WP D-1-33
                                          Exp. for     Adjustment to    RTP & STOU      Eliminate          Payroll
                                         Time of Use    Mine Closing      Revenue       Walker Co.      Annualization
                                            Sales         Expense       Adjustment       Revenue         Adjustment
                                         -----------   -------------    ----------      ----------      -------------
Revenues
Residential Sales                                                         (2,561,349)
Commercial Sales
Industrial Sales
Pub St. & Highway Lighting
Other Sales to Public Authorities        ____________  _____________    _____________   ____________    _____________
                                        $           -  $           -    $  (2,561,349)  $           -   $           -
Off System Sales
Forfeited Discounts & Service Rev.
Rent From Electric Property
Other Electric Revenue                                                                     (320,167)
Required Adjustment for Rate Filing
Total Electric Operating Revenues       _____________  _____________    _____________   _____________   _____________
                                        $           -  $           -    $  (2,561,349)  $    (320,167)  $           -
                                        _____________  _____________    _____________   _____________   _____________

                                                                   EXHIBIT REM-1
                                                                         Page 42
                                                                    Attachment D

                                          WP D-1-34                       WP D-1-36      WP D-1-37         WP D-1-38
                                        CSWS Payroll     WP D-1-35        Wholesale      Pro Forma        Facilities
                                        Annualization    Severance         Refund         Revenue           Charges
                                         Adjustment      Adjustment      Adjustment      Adjustment       Adjustment
                                        -------------    ----------      ----------      ----------       ----------
Revenues
-----------------------------------
Residential Sales                                                                           (35,052)      (1,071,116)
Commercial Sales
Industrial Sales
Pub St & Highway Lighting
Other Sales to Public Authorities       _____________    _____________   _____________   _____________    _____________
                                        $           -    $           -   $           -   $     (35,052)   $  (1,071,116)
Off System Sales                                                          (7,479,430)                           (88,990)
Forfeited Discounts & Service Rev.
Rent From Electric Property
Other Electric Revenue                                                                                       1,160,106
Required Adjustment for Rate Filing     _____________    ____________    _____________   _____________    _____________
Total Electric Operating Revenues       $           -    $          -    $  (7,479,430)  $     (35,052)   $           -

Fuel                                           17,126
Deferred Fuel
Purchased Power                         _____________    _____________   _____________   _____________    _____________
Total Fuel and Purchased Power          $      17,126    $           -   $           -   $           -    $           -
                                        _____________    _____________   _____________   _____________    _____________

Operations Expense                            642,156      (1,055,322)
Maintenance Expense                             6,671
Depreciation Expense
Amortization Expense                                          852,861
Other Taxes
Gain on Sale of Emission Allowances     _____________    _____________   _____________   _____________    _____________
Operating Expenses Before Income Taxes  $     648,827    $   (202,461)   $           -   $           -    $           -
                                        _____________    _____________   _____________   _____________    _____________

Operating Income Before Income Taxes    $    (665,953)   $     202,461   $  (7,479,430)  $     (35,052)   $           -

Federal Income Taxes
Deferred Investment Tax Credit
State Income Taxes
                                        _____________     _____________   _____________   _____________    _____________
Total Income Taxes                       $          -     $          -     $         -    $          -     $           -
                                        _____________     _____________   _____________   _____________    _____________


Net Operating Income                    $    (665,953)   $     202,461   $  (7,479,430)  $     (35,052)    $
                                        =============    =============   ==============  ==============    =============

                                                                   EXHIBIT REM-1
                                                                         Page 43

                                                                    Attachment D

                                           WP D-1-39
                                           Economic        WP D-1-40
                                          Development      Deferred
                                             Rider           Fuel            Total       Total Company
                                          Adjustment      Adjustment      Adjustments      Pro Forma
                                          -----------     ----------      -----------    -------------
Revenues
-----------------------------------
Residential Sales                             537,781       (3,288,904)   (15,620,195)     274,103,185
Commercial Sales                                                                    0      192,115,273
Industrial Sales                                                                    0      263,206,856
Pub St. & Highway Lighting                                                          0       15,139,937
Other Sales to Public Authorities                                                   0       12,084,316
                                          _____________   ____________    ____________   _____________
                                          $     537,781   $ (3,288,904)   $(15,620,195)  $ 756,649,568
Off System Sales                                                            (5,783,298)    141,132,259
Forfeited Discounts & Service Rev.                                                   0       3,073,881
Rent From Electric Property                                                          0       1,958,632
Other Electric Revenue                                                         940,189      16,590,971
Required Adjustment for Rate Filing                                                  0               0
                                          _____________   ____________    ____________   _____________
Total Electric Operating Revenues         $     537,781   $ (3,288,904)   $(20,463,304)  $ 919,405,311

Fuel                                                                        (1,779,003)    381,228,629
Deferred Fuel                                                  603,883         603,883               0
Purchased Power                                                                      0      25,927,920
                                          _____________   ____________    ____________   _____________
Total Fuel and Purchased Power            $           -   $    603,883    $ (1,175,120)  $ 407,156,550
                                          _____________   ____________    ____________   _____________

Operations Expense                              537,781                   $ (5,633,248)  $ 141,994,048
Maintenance Expense                                                          7,519,662      51,557,633
Depreciation Expense                                                        17,179,415     108,272,696
Amortization Expense                                                        10,032,016      14,166,752
Other Taxes                                                                   (358,497)     55,603,716
Gain on Sale of Emission Allowances                                                  0        (135,568)
                                          _____________   ____________    ____________   _____________
Operating Expenses Before Income Taxes    $     537,781   $          -    $ 28,739,348   $ 371,459,277
                                          _____________   ____________    ____________   _____________

Operating Income Before Income Taxes      $           -   $ (3,892,787)  $ (48,027,532)  $ 140,789,484

Federal Income Taxes                                                     $ (18,400,860)     24,773,691
Deferred Investment Tax Credit                                                 790,877      (3,871,567)
State Income Taxes                                                       $  (1,711,507)  $   3,052,943
                                          _____________   ____________    ____________   _____________
Total Income Taxes                        $           -   $          -   $ (19,321,490)  $  23,955,067
                                          _____________   ____________    ____________   _____________

Net Operating Income                      $               $  (3,892,787) $ (28,706,042)  $ 116,834,417
                                          =============   =============  =============   =============